EXHIBIT 10.2

AMENDMENT NUMBER TWO

TO THE

REGIONS FINANCIAL CORPORATION

SUPPLEMENTAL 401(K) PLAN

Amended and Restated as of April 1, 2008 (the “Plan”)

Regions Financial Corporation (the “Company”), hereby amends the Plan as follows:

1. Effective January 1, 2010, delete Section 4.1(b) in its entirety and substitute in lieu thereof the following:

(b)	Effectiveness of Salary Reduction Agreement. A Participant’s supplemental salary reduction agreement shall take effect and amounts specified in the supplemental salary reduction agreement shall begin to be credited to such Participant’s Salary Reduction Contributions Account at such time as the Participant has made the maximum pre-tax elective deferrals to the Regions 401(k) Plan allowed by Code Section 402(g) or by the provisions of the Regions 401(k) Plan.

2. Effective January 1, 2010, delete Section 4.2(f) in its entirety and substitute in lieu thereof the following:

(f)	Temporary Suspension of Employer Matching Contributions. Notwithstanding subsections (a) and (b) above, no matching contributions shall be credited with respect to pre-tax elective deferrals or salary reduction contributions made to the Regions 401(k) Plan for pay periods that begin after March 31, 2009 and prior to January 1, 2010.

3. Effective January 1, 2010, delete Section 4.3(e) in its entirety and substitute in lieu thereof the following:

(e)	Temporary Suspension of Employer Contributions. Notwithstanding subsections (a) and (b) above, no employer contributions shall be made or credited after March 31, 2009 and prior to January 1, 2010.

4. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, Regions Financial Corporation on behalf of itself and all participating Employers has caused this Amendment Number Two to be executed on this 16th day of December, 2009 by its duly authorized officers, effective as provided herein.

REGIONS FINANCIAL CORPORATION

By:	/s/ David B. Edmonds
David B. Edmonds
Senior Executive Vice President